EXHIBIT 4.12(iii)

EXECUTION COPY

SECOND EXTENSION AGREEMENT dated as of August 30, 2004 (this “Second Extension Agreement”), to the Amended and Restated 364-Day Credit Agreement dated as of July 1, 2003 (the “Credit Agreement”), among ANTHEM, INC., an Indiana corporation (the “Company”); the LENDERS party thereto; JPMORGAN CHASE BANK, as Administrative Agent; BANK OF AMERICA, N.A. and WACHOVIA BANK, NATIONAL ASSOCIATION, as Syndication Agents; and FLEET NATIONAL BANK and WILLIAM STREET COMMITMENT CORPORATION, as Documentation Agents.

A. Pursuant to the Credit Agreement, the Lenders have extended and agreed to extend credit to the Company from time to time during the Availability Period.

B. The Company has requested the Lenders to amend the Credit Agreement to extend the Termination Date to June 28, 2005.

C. The Lenders whose signatures appear below, which include the Required Lenders, are willing, on the terms and subject to the conditions set forth herein, to extend the Termination Date as requested by the Company.

D. The parties whose signatures appear below as Lenders but who were not previously parties to the Credit Agreement (the “New Lenders”) are willing to become parties to the Credit Agreement as Lenders.

E. Capitalized terms used and not otherwise defined herein (including in the foregoing recitals) have the meanings assigned to them in the Credit Agreement.

Accordingly, in consideration of the mutual agreements contained herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions. For purposes of this Second Extension Agreement, the term “Amendment Effectiveness Time” means (a) if each of the Lenders is a party hereto, 5:00 p.m. New York City time, on the Second Extension Agreement Effectiveness Date (as defined below) or (b) if the Lenders constituting the Required Lenders (but less than all the Lenders) are party hereto, 5:00 p.m., New York City time, on August 30, 2004, provided that, in the case of this clause (b), the Company shall have paid in full to each of the Lenders not a party hereto (each, a “Non-Extending Lender”) the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under the Credit Agreement.

SECTION 2. Amendment. At the Amendment Effectiveness Time:

(a) Section 1.01 of the Credit Agreement shall be amended by amending and restating the definition of the term “Termination Date” in its entirety to read as follows:

““Termination Date” means June 28, 2005.”;

(b) Section 1.01 of the Credit Agreement shall be amended by amending and restating the definition of the term “Maturity Date” in its entirety to read as follows:

““Maturity Date” means the Termination Date, unless the Maturity Date is extended pursuant to Section 2.07(d), in which case the Maturity Date shall mean June 28, 2006.”;

(c) the Commitment of each Non-Extending Lender, if any, shall automatically terminate and each such Lender shall be released from its obligations under the Credit Agreement and shall cease to be a party thereto, but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 8.03 of the Credit Agreement as in effect immediately prior to the Amendment Effectiveness Time;

(d) each New Lender shall become a Lender under the Credit Agreement;

(e) Schedule 2.01 of the Credit Agreement shall be amended and restated in its entirety in the form of Exhibit A hereto;

(f) Section 2.07(d) of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“(d) The Borrower may, at any time not earlier than the 30th Business Day prior to the Termination Date and not later than the 15th Business Day prior to the Termination Date, deliver to the Administrative Agent written notice requesting an extension of the Maturity Date, in which event the Commitments shall terminate on the Termination Date and, so long as no Default or Event of Default has occurred and is continuing on the Termination Date, the Maturity Date for Revolving Loans outstanding on the Termination Date shall be extended to June 28, 2006. Loans repaid or prepaid after the Termination Date may not be reborrowed.”;

(g) Section 3.05 shall be amended and restated in its entirety to read as follows:

“SECTION 3.05. Financial Statements. The Borrower has heretofore furnished to the Lenders (a) the December 31, 2003, audited consolidated financial statements of AI and its subsidiaries, (b) the June 30, 2004, unaudited consolidated financial statements of AI and its subsidiaries, (c) the December 31, 2003, Annual Statement of AICI and (d) the June 30, 2004, Quarterly Statement of AICI (collectively, the “Financial Statements”). Each of the Financial Statements was prepared in accordance with GAAP or SAP, as applicable, and such Financial Statements fairly present the consolidated financial condition of the Borrower and the Subsidiaries at such dates and the consolidated results of their operations for the respective periods then ended (except, in the case of such unaudited statements, for normal year-end audit adjustments).”; and (h) Section 3.06 shall be amended and restated in its entirety as follows:

“SECTION 3.06. Material Adverse Change. No material adverse change in the business, Property, condition (financial or otherwise) or operations of AI, or of AI and its subsidiaries taken as a whole, has occurred since December 31, 2003.”

SECTION 3. Representations and Warranties. To induce the other parties hereto to enter into this Second Extension Agreement, the Company represents and warrants to each of the Lenders and the Administrative Agent that (a) this Second Extension Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms and (b) after giving effect to this Second Extension Agreement, (i) the representations and warranties of the Company set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects on and as of such earlier date); and (ii) no Default or Event of Default has occurred and is continuing.

SECTION 4. Effectiveness of this Second Extension Agreement. This Second Extension Agreement shall become effective as of the date set forth above on the date (such date, the “Second Extension Agreement Effectiveness Date”) that the Administrative Agent or its counsel shall have received counterparts of this Second Extension Agreement that, when taken together, bear the signatures of the Company, the Administrative Agent and each of the Lenders party hereto (including Lenders constituting the Required Lenders) and provided that the Borrower shall have furnished the following to the Administrative Agent:

(a) Articles of Incorporation, By-Laws and Resolutions. Copies, certified by the Secretary or Assistant Secretary of the Borrower, of its articles of incorporation, its by-laws and of its Board of Directors’ resolutions authorizing the execution, delivery and performance of this Second Extension Agreement and of the Credit Agreement as amended hereby.

(b) Secretary’s Certificate. An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower, which shall identify by name and title and bear the signature of the officers of the Borrower authorized to sign this Second Extension Agreement, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed in writing of any change by the Borrower.

(c) Officer’s Certificate. A certificate, dated the date of this Agreement, signed by an Authorized Officer of the Borrower, in form and substance satisfactory to the Administrative Agent, to the effect that (i) on such date (both before and after giving effect to the consummation of the Transactions that have been completed on or prior to such date and the making of any Loans hereunder) no Default or Event of Default has occurred and is continuing and (ii) each of the representations and warranties set forth in Article III of the Credit Agreement is true and correct in all material respects on and as of such date.

(d) Legal Opinion. A written opinion addressed to the Administrative Agent and the Lenders of David R. Frick, Esq., Executive Vice President and Chief Legal and Administrative Officer of AI, substantially in the form of Exhibit B hereto.

(e) No Amounts Outstanding. No Loans shall be outstanding under the Credit Agreement on the Second Extension Agreement Effectiveness Date. The Administrative Agent shall have received all facility fees, utilization fees and interest accrued and unpaid prior to the Second Extension Agreement Effective Date under the Credit Agreement.

(f) Payment of Fees. The Borrower shall have paid all accrued and unpaid fees, costs, expenses and other amounts to the extent due and payable under this Second Extension Agreement or the Credit Agreement on or prior to the execution of this Agreement, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement. The Borrower shall also have paid all fees, costs, expenses and other amounts due and payable to J.P. Morgan Securities Inc. and JPMorgan Chase Bank under the Commitment Letter agreement dated as of August 27, 2004 among the Borrower, J.P. Morgan Securities Inc. and JPMorgan Chase Bank.

(g) Other. Such other documents as the Administrative Agent, any Lender or their counsel may have reasonably requested.

SECTION 5. Effect of this Second Extension Agreement. Except as expressly set forth herein, this Second Extension Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, which is ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement in similar or different circumstances. This Second Extension Agreement shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein.

SECTION 6. Counterparts. This Second Extension Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract. Delivery of an executed counterpart of a signature page of this Second Extension Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 7. Applicable Law. THIS SECOND EXTENSION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 8. Headings. The headings of this Second Extension Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Second Extension Agreement to be duly executed by their duly authorized officers, all as of the date and year first above written.

ANTHEM, INC.,

by	/s/ George D. Martin
Name:	George D. Martin
Title:	Vice President and Treasurer

JPMORGAN CHASE BANK, individually and as Administrative Agent,

by	/s/ Dawn Lee Lum
Name:	Dawn Lee Lum
Title:	Vice President

SIGNATURE PAGE TO SECOND EXTENSION AGREEMENT TO THE AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT DATED AS OF JULY 1, 2003, AMONG ANTHEM, INC.; THE LENDERS PARTY THERETO; JPMORGAN CHASE BANK, AS ADMINISTRATIVE AGENT; BANK OF AMERICA, N.A. AND WACHOVIA BANK, NATIONAL ASSOCIATION, AS SYNDICATION AGENTS; AND FLEET NATIONAL BANK AND WILLIAM STREET COMMITMENT CORPORATION, AS DOCUMENTATION AGENTS

NAME OF INSTITUTION:	BANK OF AMERICA, N.A.

	by	/s/ Peter D. Griffith
	Name:	Peter D. Griffith
	Title:	Managing Director

SIGNATURE PAGE TO SECOND EXTENSION AGREEMENT TO THE AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT DATED AS OF JULY 1, 2003, AMONG ANTHEM, INC.; THE LENDERS PARTY THERETO; JPMORGAN CHASE BANK, AS ADMINISTRATIVE AGENT; BANK OF AMERICA, N.A. AND WACHOVIA BANK, NATIONAL ASSOCIATION, AS SYNDICATION AGENTS; AND FLEET NATIONAL BANK AND WILLIAM STREET COMMITMENT CORPORATION, AS DOCUMENTATION AGENTS

NAME OF INSTITUTION:	Wachovia Bank, National Association

	by	/s/ Kimberly Shaffer
	Name:	Kimberly Shaffer
	Title:	Director

SIGNATURE PAGE TO SECOND EXTENSION AGREEMENT TO THE AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT DATED AS OF JULY 1, 2003, AMONG ANTHEM, INC.; THE LENDERS PARTY THERETO; JPMORGAN CHASE BANK, AS ADMINISTRATIVE AGENT; BANK OF AMERICA, N.A. AND WACHOVIA BANK, NATIONAL ASSOCIATION, AS SYNDICATION AGENTS; AND FLEET NATIONAL BANK AND WILLIAM STREET COMMITMENT CORPORATION, AS DOCUMENTATION AGENTS

NAME OF INSTITUTION:	WILLIAM STREET COMMITMENT CORPORATION
(Recourse only to assets of William Street Commitment Corporation)

	by	/s/ Jennifer M. Hill
	Name:	Jennifer M. Hill
	Title:	Chief Financial Officer

SIGNATURE PAGE TO SECOND EXTENSION AGREEMENT TO THE AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT DATED AS OF JULY 1, 2003, AMONG ANTHEM, INC.; THE LENDERS PARTY THERETO; JPMORGAN CHASE BANK, AS ADMINISTRATIVE AGENT; BANK OF AMERICA, N.A. AND WACHOVIA BANK, NATIONAL ASSOCIATION, AS SYNDICATION AGENTS; AND FLEET NATIONAL BANK AND WILLIAM STREET COMMITMENT CORPORATION, AS DOCUMENTATION AGENTS

NAME OF INSTITUTION:	Branch Banking and Trust Company of Virginia

	by	/s/ J. Charles Link
	Name:	J. Charles Link
	Title:	Senior Vice President

SIGNATURE PAGE TO SECOND EXTENSION AGREEMENT TO THE AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT DATED AS OF JULY 1, 2003, AMONG ANTHEM, INC.; THE LENDERS PARTY THERETO; JPMORGAN CHASE BANK, AS ADMINISTRATIVE AGENT; BANK OF AMERICA, N.A. AND WACHOVIA BANK, NATIONAL ASSOCIATION, AS SYNDICATION AGENTS; AND FLEET NATIONAL BANK AND WILLIAM STREET COMMITMENT CORPORATION, AS DOCUMENTATION AGENTS

NAME OF INSTITUTION:	The Bank of New York

	by	/s/ Patrick Vatel
	Name:	Patrick Vatel
	Title:	Vice President

SIGNATURE PAGE TO SECOND EXTENSION AGREEMENT TO THE AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT DATED AS OF JULY 1, 2003, AMONG ANTHEM, INC.; THE LENDERS PARTY THERETO; JPMORGAN CHASE BANK, AS ADMINISTRATIVE AGENT; BANK OF AMERICA, N.A. AND WACHOVIA BANK, NATIONAL ASSOCIATION, AS SYNDICATION AGENTS; AND FLEET NATIONAL BANK AND WILLIAM STREET COMMITMENT CORPORATION, AS DOCUMENTATION AGENTS

NAME OF INSTITUTION:	Citicorp USA, Inc.

	by	/s/ David A. Dodge
	Name:	David A. Dodge
	Title:	Managing Director

SIGNATURE PAGE TO SECOND EXTENSION AGREEMENT TO THE AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT DATED AS OF JULY 1, 2003, AMONG ANTHEM, INC.; THE LENDERS PARTY THERETO; JPMORGAN CHASE BANK, AS ADMINISTRATIVE AGENT; BANK OF AMERICA, N.A. AND WACHOVIA BANK, NATIONAL ASSOCIATION, AS SYNDICATION AGENTS; AND FLEET NATIONAL BANK AND WILLIAM STREET COMMITMENT CORPORATION, AS DOCUMENTATION AGENTS

NAME OF INSTITUTION:	UBS AG, CAYMAN ISLANDS BRANCH

	by	/s/ Wilfred V. Saint
	Name:	Wilfred V. Saint
	Title:	Director, Banking Products
Services, US

	by	/s/ Joselin Fernandes
	Name:	Joselin Fernandes
	Title:	Associate Director, Banking
Products Services, US

SIGNATURE PAGE TO SECOND EXTENSION AGREEMENT TO THE AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT DATED AS OF JULY 1, 2003, AMONG ANTHEM, INC.; THE LENDERS PARTY THERETO; JPMORGAN CHASE BANK, AS ADMINISTRATIVE AGENT; BANK OF AMERICA, N.A. AND WACHOVIA BANK, NATIONAL ASSOCIATION, AS SYNDICATION AGENTS; AND FLEET NATIONAL BANK AND WILLIAM STREET COMMITMENT CORPORATION, AS DOCUMENTATION AGENTS

NAME OF INSTITUTION:	CREDIT SUISSE FIRST BOSTON,
acting through its Cayman Islands Branch

	by	/s/ Jay Chall
	Name:	Jay Chall
	Title:	Director

	by	/s/ Karim Blasetti
	Name:	Karim Blasetti
	Title:	Associate

SIGNATURE PAGE TO SECOND EXTENSION AGREEMENT TO THE AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT DATED AS OF JULY 1, 2003, AMONG ANTHEM, INC.; THE LENDERS PARTY THERETO; JPMORGAN CHASE BANK, AS ADMINISTRATIVE AGENT; BANK OF AMERICA, N.A. AND WACHOVIA BANK, NATIONAL ASSOCIATION, AS SYNDICATION AGENTS; AND FLEET NATIONAL BANK AND WILLIAM STREET COMMITMENT CORPORATION, AS DOCUMENTATION AGENTS

NAME OF INSTITUTION:	DEUTSCHE BANK, AG NEW YORK BRANCH

	by	/s/ Richard J. Herder
	Name:	Richard J. Herder
	Title:	Managing Director

	by	/s/ John McGill
	Name:	John McGill
	Title:	Director

SIGNATURE PAGE TO SECOND EXTENSION AGREEMENT TO THE AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT DATED AS OF JULY 1, 2003, AMONG ANTHEM, INC.; THE LENDERS PARTY THERETO; JPMORGAN CHASE BANK, AS ADMINISTRATIVE AGENT; BANK OF AMERICA, N.A. AND WACHOVIA BANK, NATIONAL ASSOCIATION, AS SYNDICATION AGENTS; AND FLEET NATIONAL BANK AND WILLIAM STREET COMMITMENT CORPORATION, AS DOCUMENTATION AGENTS

NAME OF INSTITUTION:	THE BANK OF TOKYO-MITSUBISHI, LTD. NEW YORK BRANCH

	by	/s/ Jesse A. Reid, Jr.
	Name:	Jesse A. Reid, Jr.
	Title:	Authorized Signatory

SIGNATURE PAGE TO SECOND EXTENSION AGREEMENT TO THE AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT DATED AS OF JULY 1, 2003, AMONG ANTHEM, INC.; THE LENDERS PARTY THERETO; JPMORGAN CHASE BANK, AS ADMINISTRATIVE AGENT; BANK OF AMERICA, N.A. AND WACHOVIA BANK, NATIONAL ASSOCIATION, AS SYNDICATION AGENTS; AND FLEET NATIONAL BANK AND WILLIAM STREET COMMITMENT CORPORATION, AS DOCUMENTATION AGENTS

NAME OF INSTITUTION:	MORGAN STANLEY BANK

	by	/s/ Daniel Twenge
	Name:	Daniel Twenge
	Title:	Vice President
Morgan Stanley Bank

SIGNATURE PAGE TO SECOND EXTENSION AGREEMENT TO THE AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT DATED AS OF JULY 1, 2003, AMONG ANTHEM, INC.; THE LENDERS PARTY THERETO; JPMORGAN CHASE BANK, AS ADMINISTRATIVE AGENT; BANK OF AMERICA, N.A. AND WACHOVIA BANK, NATIONAL ASSOCIATION, AS SYNDICATION AGENTS; AND FLEET NATIONAL BANK AND WILLIAM STREET COMMITMENT CORPORATION, AS DOCUMENTATION AGENTS

NAME OF INSTITUTION:	FIFTH THIRD BANK (Central Indiana)

	by	/s/ Andrew M. Cardimen
	Name:	Andrew M. Cardimen
	Title:	Vice President

SIGNATURE PAGE TO SECOND EXTENSION AGREEMENT TO THE AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT DATED AS OF JULY 1, 2003, AMONG ANTHEM, INC.; THE LENDERS PARTY THERETO; JPMORGAN CHASE BANK, AS ADMINISTRATIVE AGENT; BANK OF AMERICA, N.A. AND WACHOVIA BANK, NATIONAL ASSOCIATION, AS SYNDICATION AGENTS; AND FLEET NATIONAL BANK AND WILLIAM STREET COMMITMENT CORPORATION, AS DOCUMENTATION AGENTS

NAME OF INSTITUTION:	SunTrust Bank

	by	/s/ W. Brooks Hubbard
	Name:	W. Brooks Hubbard
	Title:	Director

SIGNATURE PAGE TO SECOND EXTENSION AGREEMENT TO THE AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT DATED AS OF JULY 1, 2003, AMONG ANTHEM, INC.; THE LENDERS PARTY THERETO; JPMORGAN CHASE BANK, AS ADMINISTRATIVE AGENT; BANK OF AMERICA, N.A. AND WACHOVIA BANK, NATIONAL ASSOCIATION, AS SYNDICATION AGENTS; AND FLEET NATIONAL BANK AND WILLIAM STREET COMMITMENT CORPORATION, AS DOCUMENTATION AGENTS

NAME OF INSTITUTION:	UNION PLANTERS BANK, N.A.

	by	/s/ Scott A. Dvornik
	Name:	Scott A. Dvornik
	Title:	Vice President

SIGNATURE PAGE TO SECOND EXTENSION AGREEMENT TO THE AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT DATED AS OF JULY 1, 2003, AMONG ANTHEM, INC.; THE LENDERS PARTY THERETO; JPMORGAN CHASE BANK, AS ADMINISTRATIVE AGENT; BANK OF AMERICA, N.A. AND WACHOVIA BANK, NATIONAL ASSOCIATION, AS SYNDICATION AGENTS; AND FLEET NATIONAL BANK AND WILLIAM STREET COMMITMENT CORPORATION, AS DOCUMENTATION AGENTS

NAME OF INSTITUTION:	WELLS FARGO BANK, NATIONAL ASSOCIATION

	by	/s/ Robert C. Meyer
	Name:	Robert C. Meyer
	Title:	Senior Vice President

	by	/s/ Beth McGinnis
	Name:	Beth McGinnis
	Title:	Senior Vice President

SIGNATURE PAGE TO SECOND EXTENSION AGREEMENT TO THE AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT DATED AS OF JULY 1, 2003, AMONG ANTHEM, INC.; THE LENDERS PARTY THERETO; JPMORGAN CHASE BANK, AS ADMINISTRATIVE AGENT; BANK OF AMERICA, N.A. AND WACHOVIA BANK, NATIONAL ASSOCIATION, AS SYNDICATION AGENTS; AND FLEET NATIONAL BANK AND WILLIAM STREET COMMITMENT CORPORATION, AS DOCUMENTATION AGENTS

NAME OF INSTITUTION:	The Huntington National Bank

	by	/s/ Marcia J. Carmean
	Name:	Marcia J. Carmean
	Title:	Vice President

SIGNATURE PAGE TO SECOND EXTENSION AGREEMENT TO THE AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT DATED AS OF JULY 1, 2003, AMONG ANTHEM, INC.; THE LENDERS PARTY THERETO; JPMORGAN CHASE BANK, AS ADMINISTRATIVE AGENT; BANK OF AMERICA, N.A. AND WACHOVIA BANK, NATIONAL ASSOCIATION, AS SYNDICATION AGENTS; AND FLEET NATIONAL BANK AND WILLIAM STREET COMMITMENT CORPORATION, AS DOCUMENTATION AGENTS

NAME OF INSTITUTION:	National City Bank of Indiana

	by	/s/ Thomas E. Bale
	Name:	Thomas E. Bale
	Title:	Vice President

SIGNATURE PAGE TO SECOND EXTENSION AGREEMENT TO THE AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT DATED AS OF JULY 1, 2003, AMONG ANTHEM, INC.; THE LENDERS PARTY THERETO; JPMORGAN CHASE BANK, AS ADMINISTRATIVE AGENT; BANK OF AMERICA, N.A. AND WACHOVIA BANK, NATIONAL ASSOCIATION, AS SYNDICATION AGENTS; AND FLEET NATIONAL BANK AND WILLIAM STREET COMMITMENT CORPORATION, AS DOCUMENTATION AGENTS

NAME OF INSTITUTION:	PNC BANK NATIONAL ASSOCIATION

	by	/s/ Richard M. Ellis
	Name:	Richard M. Ellis
	Title:	Senior Vice President

EXHIBIT A

SCHEDULE 2.01

COMMITMENTS

INSTITUTION	ALLOCATION
JPMorgan Chase Bank	$60,000,000
Bank of America, N.A.	60,000,000
Wachovia Bank, National Association	50,000,000
William Street Commitment Corporation	50,000,000
Branch Banking and Trust Company of Virginia	37,500,000
The Bank of New York	37,500,000
Citicorp USA, Inc.	37,500,000
UBS AG, Cayman Islands Branch	30,000,000
Credit Suisse First Boston, acting through its Cayman Islands Branch	30,000,000
Deutsche Bank, AG New York Branch	30,000,000
The Bank of Tokyo-Mitsubishi, Ltd. New York Branch	30,000,000
Morgan Stanley Bank	25,000,000
Fifth Third Bank (Central Indiana)	25,000,000
SunTrust Bank	25,000,000
Union Planters Bank, N.A.	17,500,000
Wells Fargo Bank, National Association	17,500,000
The Huntington National Bank	12,500,000
National City Bank of Indiana	12,500,000
PNC Bank, National Association	12,500,000

TOTAL	$600,000,000

EXHIBIT B

Form of Legal Opinion

1. The execution, delivery and consummation of the transactions contemplated by the Second Extension Agreement by the Company will not conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default under or result in the imposition or creation of any Lien under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to me to which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, the effect of which, individually or in the aggregate, would be either to adversely affect the validity or performance of the Credit Agreement or to have a Material Adverse Effect.

2. The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Indiana. The Company has not yet been required to file any report with the Indiana Secretary of State, and no notice of withdrawal, dissolution or expiration has been filed with or by the Indiana Secretary of State. The Company has all requisite corporate power and authority to execute and deliver the Second Extension Agreement and to perform its obligations under the Credit Agreement, as amended by the Second Extension Agreement, and to consummate the transactions contemplated thereby.

3. The Second Extension Agreement has been duly authorized, executed and delivered by the Company. If, notwithstanding the choice of the laws of the State of New York to govern the Credit Agreement, it is deemed to be governed by the laws of the State of Indiana, the Credit Agreement, as amended by the Second Extension Agreement, is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject to the effects of applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights and to general equitable principles (regardless of whether considered in a proceeding in equity or at law) and the unenforceability under certain circumstances of provisions imposing penalties, liquidated damages or similar economic remedies.

4. The execution, delivery and consummation of the transactions contemplated by the Second Extension Agreement by the Company will not violate (i) any provision of the articles of incorporation or by-laws of the Company or (ii) any applicable United States federal or Indiana laws, statutes, rules or regulations.

5. To my knowledge, other than the Disclosed Matters, there are no actions, suits or proceedings before any arbitrator or Governmental Authority pending against, or to my knowledge threatened against or affecting the Company or any of the subsidiaries which could reasonably be expected to have, individually or in the aggregate (excluding from any such aggregate any Disclosed Matters), a Material Adverse Effect, or which challenge the validity or seek to prevent, enjoin or delay the execution or delivery of the Second Extension Agreement or the performance of the Credit Agreement, as amended by the Second Extension Agreement, or the consummation of the transactions contemplated thereby.